UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 4, 2017

NEWMARKET CORPORATION

(Exact name of registrant as specified in its charter)

Commission File No. 1-32190

Virginia	20-0812170
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

330 South Fourth Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 788-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 4, 2017, NewMarket Corporation (the “Company”), entered into a note purchase agreement (the “Note Purchase Agreement”) with The Prudential Insurance Company of America (“Prudential”) and certain other purchasers as set forth on the Purchase Schedule attached thereto (collectively, the “Purchasers”). Pursuant to the Note Purchase Agreement, the Company issued $250 million in senior unsecured notes (the “Notes”) to the Purchasers in a private placement. The proceeds will be used by the Company and its subsidiaries to finance working capital needs, for general corporate purposes and to repay its short term borrowings under its revolving credit facility.

The Notes bear interest at the rate of 3.78% per year and mature on January 4, 2029. Interest on the Notes is payable semiannually on the 4th day of July and January of each year, and principal payments of $50 million are payable annually commencing January 4, 2025. The Company may make optional prepayments of the Notes, subject to certain limitations and the requirement to pay an additional Yield Maintenance Amount (as defined and described in the Note Purchase Agreement), if any.

The Note Purchase Agreement contains representations, warranties, terms and conditions customary for transactions of this type. These include negative covenants, certain financial covenants and events of default substantially similar to the covenants and events of default in the Company’s existing revolving credit facility. A Yield Maintenance Amount may also be due if the principal amount on the Notes is accelerated upon an event of default.

This summary of the Note Purchase Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, reference to all of the terms of the Note Purchase Agreement, a copy of which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 is included in Item 1.01 and incorporated herein by reference.

Item 8.01	Other Events.

On January 4, 2017, the Company issued a press release announcing the issuance of the Notes. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Note Purchase Agreement dated January 4, 2017, by and among NewMarket Corporation, The Prudential Insurance Company of America, The Gibraltar Life Insurance Co., Ltd., The Lincoln National Life Insurance Company and The Prudential Life Insurance Company, Ltd.

99.1	Press Release dated January 4, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2017

NEWMARKET CORPORATION

By:	/s/ Brian D. Paliotti
Brian D. Paliotti
Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Note Purchase Agreement dated January 4, 2017, by and among NewMarket Corporation, The Prudential Insurance Company of America, The Gibraltar Life Insurance Co., Ltd., The Lincoln National Life Insurance Company and The Prudential Life Insurance Company, Ltd.

99.1	Press Release dated January 4, 2017